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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2012, the Tennessee Valley Authority (“TVA”) approved the appointment of Diane T. Wear as TVA's Vice President and Controller, its principal accounting officer, effective March 12, 2012. Ms. Wear, age 43, has been the Assistant Controller, Financial Reporting and Accounting Services, since June 2011.  From February 2010 to June 2011, Ms. Wear was TVA's Assistant Controller, Reporting and Research. Between April 2008, when she joined TVA, and February 2010, Ms. Wear was the General Manger, External Reporting/Accounting Policy and Research. Prior to joining TVA, Ms. Wear was a Managing Director at PricewaterhouseCoopers LLP.  Ms. Wear joined a predecessor firm to PricewaterhouseCoopers LLP in January 1992.

Ms. Wear will receive an annual salary of $250,000.  She will be a participant in TVA's Executive Annual Incentive Plan with an annual incentive opportunity of 40 percent of her annual salary in fiscal year 2012, and in TVA's Long-Term Incentive Plan with a long-term incentive opportunity of 25 percent of her annual salary (beginning with the performance cycle ending on September 30, 2012).  Ms. Wear will also receive a vehicle allowance of approximately $9,100 per year.

There are no family relationships between Ms. Wear and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA.  Ms. Wear is not party to, and does not have a direct or indirect material interest in, any transactions or arrangements with TVA other than in connection with her employment as described in this report.

Steve Byone served as Vice President and Controller until March 7, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: March 9, 2012	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

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